                                                                      EXHIBIT 99

                      EZCORP ANNOUNCES FISCAL YEAR RESULTS

AUSTIN, TEXAS (NOVEMBER 10, 2003) -- EZCORP, Inc. (Nasdaq: EZPW) announced today results for its fiscal fourth quarter and 2003 fiscal year, which ended September 30, 2003.

For the quarter ended September 30, 2003, EZCORP is reporting net income of $4,563,000 ($0.36 per share) compared to net income of $251,000 ($0.02 per share) for the prior year comparable period. During the quarter, the Company decreased its valuation allowance placed on its deferred tax asset by $3,700,000 based on the Company's improved operating results and outlook for continued earnings growth. This resulted in a $3,700,000 decrease to the tax provision for the quarter and had a favorable net income effect of $3,700,000 ($0.30 per share). Also during the quarter, the Company wrote off a $1,100,000 investment made in 2000 in an internet related startup. This write-off had an unfavorable effect on net income of $715,000 ($0.06 per share). Excluding these two items, net income for the quarter was $1,578,000 ($0.12 per share).

For the twelve month period ended September 30, 2003, income before the cumulative effect of an accounting change increased to $8,399,000 ($0.67 per share) compared to net income of $2,204,000 ($0.18 per share) for fiscal 2002. Excluding the two items discussed in the above paragraph, income before the cumulative effect of an accounting change for fiscal 2003 increased 146% to $5,414,000 ($0.43 per share). Effective October 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 which deals with the accounting treatment of goodwill and other intangible assets. After a charge of $8,037,000 for the cumulative effect of adopting this new accounting principle, the Company realized net income of $362,000 for fiscal 2003.

Commenting on these results, President and Chief Executive Officer, Joe Rotunda, stated, "We are pleased with both our fourth quarter and fiscal year end results. For fiscal 2003, we exceeded our earnings per share guidance by three cents, generated cash flow from operating activities in excess of $13.0 million, and reduced debt by 27% from a year ago. Our payday loans, which are still a relatively new product for us, ended the year with a balance 56% above the same time last year."

Rotunda continued, "We are also excited about our growth opportunities. During our fourth quarter, we opened four new mono-line payday loan stores under the EZMONEY brand, including two stores linked to an existing pawn location with a separate entrance and different decor and signage. In fiscal 2004, we plan to open seventy-five to eighty-five additional mono-line stores: either freestanding locations or linked to an existing pawn location."

Rotunda concluded, "Even with the expansion plans for fiscal year 2004, we will continue to drive earnings growth through additional refinement of our core pawn business and growth in our payday loan product. Although the new locations will have an initial drag on earnings, we expect earnings for fiscal 2004 to be between fifty and fifty-five cents per share compared to a comparable forty-three cents per share for fiscal 2003. For our first fiscal 2004 quarter, we expect earnings between nineteen and twenty-one cents per share compared to eighteen cents per share for the first fiscal 2003 quarter."

EZCORP meets the short-term cash needs of the cash and credit constrained consumer by offering convenient, non-recourse loans collateralized by tangible personal property, commonly known as pawn loans, and short-term non-collateralized loans, often referred to as payday loans. The Company also sells merchandise, primarily collateral forfeited from its pawn lending operations, to consumers looking for good value. Currently, the Company operates 290 locations in eleven states under the EZPAWN and EZMONEY brands: 280 pawnshops and 10 mono-line payday loan locations.

On September 15th, Albemarle and Bond, EZCORP's UK affiliate, announced preliminary results for their fiscal year ended June 30, 2003. They reported profit after taxes of 3,043,000 British Pounds, an increase of 19% over the prior year period. They currently operate 53 locations in the United Kingdom that offer check cashing, pawn loans and short-term loans. EZCORP currently owns approximately 29% of the outstanding shares of Albemarle and Bond and holds three of seven board seats.

This announcement contains certain forward-looking statements regarding the Company's expected performance for future periods including, but not limited to, new unit growth and expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company's services and merchandise, changes in regulatory environment, and other factors periodically discussed in the Company's annual, quarterly and other reports filed with the Securities and Exchange Commission.

You are invited to listen to the earnings conference call on November 11th at 11:00am EST. It will be webcast at

         http://www.firstcallevents.com/service/ajwz392675057gf12.html.

The conference call can be replayed at the same address.

Also, EZCORP will be presenting at The Robins Group LLC Small Cap Round-Up on November 12th at 3:00pm EST. You can listen to the webcast of this presentation at

    http://www.veracast.com/webcasts/robins/small-cap-roundup03/16108127.cfm.

For additional information, contact Dan Tonissen at (512) 314-2289.

                                  EZCORP, INC.
         HIGHLIGHTS OF CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
              (in thousands, except per share data and store count)






                                                                                           THREE MONTHS ENDED SEPTEMBER 30,
                                                                                           --------------------------------
                                                                                                2003              2002
                                                                                              --------          --------
Total revenues                                                                                $ 53,225          $ 51,695
Cost of goods sold                                                                              22,394            24,344
                                                                                              --------          --------
Net revenues                                                                                    30,831            27,351
Operating expenses                                                                              26,000            23,612
                                                                                              --------          --------
    Operating income before depreciation and amortization                                        4,831             3,739
Depreciation and amortization                                                                    2,137             2,457
                                                                                              --------          --------
    Operating income                                                                             2,694             1,282
Interest expense, net                                                                              472             1,059
Equity in net income of unconsolidated affiliate                                                  (350)             (182)
Loss on sale of assets                                                                             144                 7
Impairment of investment                                                                         1,100                --
                                                                                              --------          --------
Income before income taxes                                                                       1,328               398
Income tax expense (benefit)                                                                    (3,235)              147
                                                                                              --------          --------
Income before cumulative effect of a change in accounting principle                           $  4,563          $    251
Cumulative effect of adopting a new accounting principle, net of tax                                --                --
                                                                                              --------          --------
Net income                                                                                    $  4,563          $    251
                                                                                              ========          ========
Income per share, assuming dilution:
    Income before cumulative effect of a change in accounting principle                       $   0.36          $   0.02
    Cumulative effect of adopting a new accounting principle, net of tax                      $     --          $     --
                                                                                              --------          --------
    Net income                                                                                $   0.36          $   0.02
                                                                                              ========          ========

Weighted average shares - assuming dilution:                                                    12,694            12,334
Store count - average for period                                                                   281               280

Pro forma results, as if the new accounting principle were in effect for all periods:
    Net income as reported                                                                    $  4,563          $    251
    Add back: goodwill and pawn license amortization, net of tax                                    --                99
    Add back: amortization of goodwill related to equity investee, net of tax                       --                75
    Add back: cumulative effect of adopting a new accounting principle, net of tax                  --                --
                                                                                              --------          --------
    Adjusted net income                                                                       $  4,563          $    425
                                                                                              ========          ========
Per share amounts - assuming dilution:
    Net income as reported                                                                    $   0.36          $   0.02
    Add back: goodwill and pawn license amortization, net of tax                                    --              0.01
    Add back: amortization of goodwill related to equity investee, net of tax                       --                --
    Add back: cumulative effect of adopting a new accounting principle, net of tax                  --                --
                                                                                              --------          --------
    Adjusted net income                                                                       $   0.36          $   0.03
                                                                                              ========          ========

Below is a reconciliation of reported net income to net income excluding unusual items for the quarter ended September 30, 2003:

                                                                                               $000's             EPS
                                                                                              --------          --------
Net income, as reported                                                                       $  4,563          $   0.36
    Add back unusual items:
    Cumulative effect of adopting a new accounting principal for goodwill, net of tax               --                --
    Removal of valuation allowance on deferred tax asset                                        (3,700)            (0.30)
    Impairment of $1.1 million investment, net of related tax benefit                              715              0.06
                                                                                              --------          --------
Net income, adjusted for unusual items                                                        $  1,578          $   0.12
                                                                                              ========          ========

                                  EZCORP, INC.
         HIGHLIGHTS OF CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
              (in thousands, except per share data and store count)


                                                                                           TWELVE MONTHS ENDED SEPTEMBER 30,
                                                                                           ---------------------------------
                                                                                                2003                2002
                                                                                              ---------          ---------
Total revenues                                                                                $ 206,349          $ 196,898
Cost of goods sold                                                                               86,100             84,936
                                                                                              ---------          ---------
Net revenues                                                                                    120,249            111,962
Operating expenses                                                                              102,381             93,884
                                                                                              ---------          ---------
  Operating income before depreciation and amortization                                          17,868             18,078
Depreciation and amortization                                                                     8,775             10,087
                                                                                              ---------          ---------
  Operating income                                                                                9,093              7,991
Interest expense, net                                                                             2,006              4,770
Equity in net income of unconsolidated affiliate                                                 (1,412)              (604)
Loss on sale of assets                                                                              170                327
Impairment of investment                                                                          1,100                 --
                                                                                              ---------          ---------
Income before income taxes                                                                        7,229              3,498
Income tax expense (benefit)                                                                     (1,170)             1,294
                                                                                              ---------          ---------
Income before cumulative effect of a change in accounting principle                           $   8,399          $   2,204
Cumulative effect of adopting a new accounting principle, net of tax                             (8,037)                --
                                                                                              ---------          ---------
Net income                                                                                    $     362          $   2,204
                                                                                              =========          =========

Income per share, assuming dilution:
  Income before cumulative effect of a change in accounting principle                         $    0.67          $    0.18
  Cumulative effect of adopting a new accounting principle, net of tax                        $   (0.64)         $      --
                                                                                              ---------          ---------
  Net income                                                                                  $    0.03          $    0.18
                                                                                              =========          =========

Weighted average shares - assuming dilution                                                      12,552             12,292
Store count - average for period                                                                    280                281


Pro forma results, as if the new accounting principle were in effect for all periods:
  Net income as reported                                                                      $     362          $   2,204
  Add back: goodwill and pawn license amortization, net of tax                                       --                398
  Add back: amortization of goodwill related to equity investee, net of tax                          --                299
  Add back: cumulative effect of adopting a new accounting principle, net of tax                  8,037                 --
                                                                                              ---------          ---------
  Adjusted net income                                                                         $   8,399          $   2,901
                                                                                              =========          =========

Per share amounts - assuming dilution:
  Net income as reported                                                                      $    0.03          $    0.18
  Add back: goodwill and pawn license amortization, net of tax                                       --               0.03
  Add back: amortization of goodwill related to equity investee, net of tax                          --               0.03
  Add back: cumulative effect of adopting a new accounting principle, net of tax                   0.64                 --
                                                                                              ---------          ---------
Adjusted net income                                                                           $    0.67          $    0.24
                                                                                              =========          =========

Below is a reconciliation of reported net income to net income excluding unusual items for the year ended September 30, 2003:

                                                                                                $000's              EPS
                                                                                              ---------          ---------
Net income, as reported                                                                       $     362          $    0.03
Add back unusual items:
 Cumulative effect of adopting a new accounting principal for goodwill, net of tax                8,037               0.64
 Removal of valuation allowance on deferred tax asset                                            (3,700)             (0.30)
 Impairment of $1.1 million investment, net of related tax benefit                                  715               0.06
                                                                                              ---------          ---------
Net income, adjusted for unusual items                                                        $   5,414          $    0.43
                                                                                              =========          =========

                                  EZCORP, INC.
              HIGHLIGHTS OF CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands, except per share data and store count)


                                                              AS OF SEPTEMBER 30,
                                                             2003             2002
                                                           --------         --------
  Assets:
    Current assets:
      Cash and cash equivalents                            $  2,496         $  1,492
      Pawn loans                                             47,955           49,248
      Payday loans                                            3,630            2,326
      Pawn service charges receivable, net                    8,990            8,819
      Payday loan service charges receivable, net               735              485
      Inventory, net                                         29,755           32,097
      Deferred tax asset                                      8,163            6,418
      Federal income tax receivable                             328              359
      Prepaid expenses and other assets                       1,726            1,898
                                                           --------         --------
        Total current assets                                103,778          103,142
  Investment in unconsolidated affiliates                    14,700           14,406
  Property and equipment, net                                25,369           32,190
  Deferred tax asset, non-current                             4,391               --
  Goodwill, net                                                  --           11,148
  Other assets                                                5,452            5,084
                                                           --------         --------
        Total assets                                       $153,690         $165,970
                                                           ========         ========
Liabilities and stockholders' equity:
  Current liabilities:
      Current maturities of long-term debt                 $     --         $  2,936
      Accounts payable and other accrued expenses            11,101           11,615
      Customer layaway deposits                               1,792            2,166
                                                           --------         --------
        Total current liabilities                            12,893           16,717
  Long-term debt, less current maturities                    31,000           39,309
  Deferred tax liability                                         --            1,191
  Deferred gains and other long-term liabilities              4,319            4,209
                                                           --------         --------
        Total long-term liabilities                          35,319           44,709
  Total stockholders' equity                                105,478          104,544
                                                           --------         --------
        Total liabilities and stockholders' equity         $153,690         $165,970
                                                           ========         ========


Pawn loan balance per ending pawn store                    $    171         $    176
Inventory per ending pawn store                            $    106         $    115
Book value per share                                       $   8.65         $   8.59
Tangible book value per share                              $   8.44         $   7.48
Pawn store count - end of period                                280              280
Monoline payday loan store count - end of period                  4               --
Shares outstanding - end of period                           12,188           12,167